UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 26, 2021

BRIGHTCOVE INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35429	20-1579162
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

290 Congress Street, Boston, MA	02210
(Address of principal executive offices)	(Zip Code)

(888) 882-1880

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BCOV	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.	Results of Operations and Financial Condition.

On October 27, 2021, Brightcove Inc. (the “Company”) issued a press release announcing certain financial and other information for the quarter ended September 30, 2021. The full text of the press release and the related attachments are furnished as Exhibit 99.1 hereto and incorporated herein by reference.

The information in this Item 2.02 of this Report on Form 8-K and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Jeff Ray as Chief Executive Officer

On October 26, 2021, the Company and Jeff Ray, a director of the Company and its Chief Executive Officer, entered into a Transition Agreement (the “Transition Agreement”) relating to his resignation as a director of the Company and as Chief Executive Officer in connection with his planned retirement from the Company. Mr. Ray’s resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Pursuant to the Transition Agreement, Mr. Ray will continue to serve as the Company’s Chief Executive Officer until, and will assist in the recruitment of his successor through, December 31, 2022 (the “Separation Date”). If a new Chief Executive Officer is hired by the Company before the Separation Date, Mr. Ray will resign as Chief Executive Officer on the day before the new Chief Executive Officer’s start date (the “CEO Transition Date”) and continue his employment with the Company through the Separation Date by providing up to 40 hours per month of service as an advisor to the new Chief Executive Officer. Mr. Ray will also resign as a member of the Company’s Board of Directors on the earlier of the CEO Transition Date and the Separation Date. Subject to the terms of the Transition Agreement and Mr. Ray entering into and not revoking a general release of claims in favor of the Company, (i) the Company will continue to pay Mr. Ray his current base salary through the Separation Date, (ii) Mr. Ray will be paid his 2021 and 2022 bonuses at the payout level achieved by the Company in those years, respectively, (iii) the date for Mr. Ray to exercise any stock options held by him that are vested through the Separation Date will be extended through December 31, 2023 (or until the original expiration date of the option, if earlier), (iv) any performance-based restricted stock units previously granted to Mr. Ray, for which the performance criteria has been met on or before the Separation Date, shall be accelerated and vest on the Separation Date, (v) if the Company has not appointed a new chief executive officer on or before July 1, 2022 and subject to Mr. Ray’s continued compliance with the terms of the Transition Agreement through the Separation Date (including not resigning from employment with the Company prior to the Separation Date), vesting of 8,365 of the 16,730 Restricted Stock Units granted on December 31, 2020 and scheduled to vest on December 10, 2023 shall be accelerated and vest on the Separation Date, (vi) if the Company has not appointed a new chief executive officer on or before the Separation Date and subject to Mr. Ray’s continued compliance with the terms of the Transition Agreement through the Separation Date (including not resigning from employment with the Company prior to the Separation Date), vesting of the remaining 8,365 of the 16,730 Restricted Stock Units granted on December 31, 2020 and scheduled to vest on December 10, 2023 shall be accelerated and vest on the Separation Date and (vii) the term of Mr. Ray’s non-competition agreement will be extended from twelve months to twenty-four months. The foregoing description of the Transition Agreement is not complete and is qualified in its entirety by reference to the full text of the Transition Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K to be filed by the Company with the Securities and Exchange Commission for the year ending December 31, 2021.

Item 7.01.	Regulation FD Disclosure.

A copy of the Company’s press release announcing the foregoing is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Brightcove Inc. dated October 27, 2021, including attachments, furnished herewith.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 27, 2021	Brightcove Inc.

	By:	/s/ Robert Noreck
Robert Noreck
Chief Financial Officer